SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2011

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ultra Clean Holdings, Inc. (the “Company”) announced on March 7, 2011 that Dr. Gino Addiego has accepted an offer to serve as the Company’s President and Chief Operating Officer.  His start date is expected to be Tuesday, March 8, 2011.

Dr. Addiego, age 51, most recently served as Executive Vice President of the Corporation Operations of Novellus Systems, Inc.  He joined Novellus in February 2005 as Senior Vice President of Corporate Operations. From November 1996 to February 2005, Dr. Addiego was employed at Applied Materials, Inc, where he last served as Senior Vice President and General Manager of ETEC Systems. Dr. Addiego holds a Bachelor of Science degree and a Ph.D. in Electrical Engineering from the University of California, Berkeley.

Pursuant to the offer letter filed as Exhibit 99.1 hereto, the Company has agreed to pay Dr. Addiego an annual base salary of $380,000, with an annual target bonus equal to 75% of his base salary, and to grant him an award of 240,000 restricted stock units (the “Initial RSU Award”) that vests in three equal installments on the second, third and fourth anniversaries of the grant, subject to the terms and conditions of the Company Stock Incentive Plan.  If Dr. Addiego is terminated without cause prior to the fourth anniversary of his employment and he signs a release of claims, any unvested portion of the Initial RSU Award will become vested.

Dr. Addiego also will be eligible for severance benefits under the Company’s severance policy and will receive the Company’s standard change in control severance agreement.  Under the Company’s current severance policy, if Dr. Addiego is terminated without cause prior to a change in control and he signs a release of claims, he is entitled to receive 12 months of (i) salary, (ii) bonus (based on the average annual cash bonus over the prior three years), (iii) COBRA premiums and (iv) accelerated vesting of equity awards. Under the Company’s change in control severance agreement, if the termination of employment occurs within 12 months after a change in control (including a resignation with good reason), his severance benefits would be increased to 18 months of salary, bonus and COBRA premiums, and all of his equity awards would become vested.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1:           Offer Letter between the Company and Gino Addiego

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.
Date:	March 7, 2011	By:	/s/ Clarence Granger
			Name:	Clarence Granger
			Title:	Chairman and Chief Executive Officer